                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


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                (Name of Registrant as Specified In Its Charter)

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[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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



March 15, 2001


Dear Stockholder:


The Company's Special Meeting of Stockholders will be held on Monday, May 7, 2001 at 10:00 a.m. at the Dental/Medical Corporate Headquarters located at 6416 Variel Avenue Woodland Hills, California. I hope that you will be able to attend in person. Following the formal business of the meeting, management will be providing an update on our business operations, and will be available to respond to your questions.

As described in the enclosed proxy statement, we have been notified by the Nasdaq Stock Market that our common stock would be delisted from the Nasdaq SmallCap if the share price of our common stock continues to trade below $1.00 per share. We intend to apply to Nasdaq for a hearing if necessary, and the de-listing will be stayed during the hearing period. Accordingly, in an effort to increase our share price above $1.00, our board of directors has approved an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock. At the special meeting, you will be asked to consider and vote on this amendment effecting the reverse stock split. If the reverse stock split is approved, every five (5) shares of issued and outstanding common stock will be exchanged for one (1) new share of common stock.

You are urged to read the accompanying proxy statement, which provides you with a description of the terms of the reverse stock split, including the reasons why the reverse stock split is being recommended and the results of its implementation.

Our Board of Directors has determined that the reverse stock split is in the best interests of the Company, and its stockholders, and has unanimously approved the amendment to our Certificate of Incorporation which would effect the reverse stock split. The board unanimously recommends that you vote "FOR" the proposal to approve and adopt the amendment and the reverse stock split.

It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. Executed proxy cards with no instructions indicated thereon will be voted for approval and adoption of the amendment.

Please do not send any of your stock certificates at this time. If the amendment is approved and the reverse stock split is consummated, we will send you a letter explaining the procedures for exchanging your shares for new shares.

Additional copies of our Special Report are available upon request by contacting Bette Smith at (800) 399-0999, extension 309.

On behalf of the Board of Directors, I want to thank each of you as stockholders for your continued support of our endeavors.


Sincerely,

DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.



ROBERT H. GUREVITCH
Chairman of the Board
President and CEO

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                               6416 VARIEL AVENUE
                            WOODLAND HILLS, CA 91367

                                  -------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2001

                                  ------------

TO OUR STOCKHOLDERS:

     Notice is hereby given that the Special Meeting of Stockholders of DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., formerly EDUDATA CORPORATION (the "Company"), will be held at the Dental/Medical Diagnostic Systems Corporate Headquarter located at, 6416 Variel Avenue, Woodland Hills, California, on May 7, 2001, at 10:00 a.m., Los Angeles time, for the following purposes:

     1. To approve an amendment to the Company's Certificate of Incorporation to effect to one to five reverse stock split.

     2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

     Only stockholders of record of the Common Stock of the Company at the close of business on March 16, 2001 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and adjournment(s) thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.


                                           Robert H. Gurevitch

                                           Chairman of the Board of Directors


Woodland Hills, CA 91367
March 15, 2001


     IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                               6416 VARIEL AVENUE
                            WOODLAND HILLS, CA 91367
                                 1-818-932-2300

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                         SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2001

                                  INTRODUCTION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., a Delaware corporation, formerly EDUDATA CORPORATION (the "Company"), for use at the Special Meeting of Stockholders to be held at the held at the Company's corporate headquarter located at, 6416 Variel Avenue, Woodland Hills, California, on May 7, 2001, 10:00 a.m. Los Angeles time and any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Special Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Special Meeting, and which have not been revoked, will be voted as indicated on the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Special Meeting and expressing a desire to vote his or her shares in person.

     The close of business on March 16, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. As of March 16, 2001, 19,095,948 shares of the Company's Common Stock, par value $.01 per share, were outstanding. The Common Stock is the only outstanding class of securities entitled to vote at the meeting. As of March 1, 2001, the Company had approximately 208 stockholders of record, and is informed that there are approximately 1400 beneficial holders of the Company's Common Stock. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to Stockholders on or about March 16, 2001.

                                VOTING PROCEDURES

     A stockholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Special Meeting. Abstentions and shares held by brokers that are prohibited from exercising discretionary authority will be included in the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. The affirmative vote a majority of all outstanding shares is required for approval of Proposal 1. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), these shares will not be included in the vote totals and therefore will have the same effect as negative votes.

                                  PROPOSAL ONE

                               REVERSE STOCK SPLIT

GENERAL

     In February 2001, the Board of Directors of the Company adopted resolutions approving, and authorizing the submission to stockholders for their approval, a proposal to amend Article Fifth of the Certificate of Incorporation of the Company to effect a one-for-five reverse stock split (the "Reverse Split") of the presently issued



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


and outstanding shares of the Common Stock. The complete text of this proposed amendment of Article Fifth of the Certificate of Incorporation is set forth in Appendix A to this Proxy Statement, along with the text of the related resolutions to be adopted by the stockholders. The text of the amendment is subject to change as may be required by the Delaware Secretary of State.

     The Reverse Split would be effected by amending the Certificate of Incorporation to provide that, upon the effective date of the amendment, each issued and outstanding share of the Common Stock will be automatically converted into one-fifth of a new share of Common Stock, par value $.01 per share. The rights and privileges of the holders of the Common Stock will be substantially unaffected by the Reverse Split and each stockholder's percentage ownership interest in the Company, proportional voting power and other rights will remain unchanged, except to the extent stockholders receive cash in lieu of fractional shares as described below.

     The Company presently is authorized under the Certificate of Incorporation to issue 20,000,000 shares of the Common Stock. As of March 1, 2001, 19,095,948 shares of the Common Stock were issued and outstanding. The Reverse Split will reduce the number of issued and outstanding shares of the Common Stock to approximately 3,819,190; however, the number of authorized shares will remain at 20,000,000. Following the Reverse Split, the Company would have a very large number of authorized by unissued shares outstanding. The Reverse Split will not affect the Company's retained deficit, and stockholders' equity will remain substantially unchanged.

REASONS FOR THE REVERSE SPLIT

     SHARE PRICE ISSUES

     REASONS FOR THE REVERSE STOCK SPLIT

     The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split. The Company believes that this higher trading price will aid the Company in remaining eligible for listing on the Nasdaq Stock Market, Inc. SmallCap (the "Nasdaq SmallCap").

     The Company's Common Stock must maintain a minimum bid price of $1.00 per share in order to remain eligible for continued listing on the Nasdaq SmallCap. On December 28, 2000, the staff (the "Staff") of the Nasdaq Stock Market, Inc. ("Nasdaq") notified the Company that the bid price for its Common Stock had been below $1.00 per share for a period of thirty consecutive days. The Staff advised the Company that it would be given a period of ninety days within which to comply with the minimum bid price requirement in order to maintain its listing on the Nasdaq SmallCap. The Company was unable to meet this requirement during the ninety-day period. On December 28, 2000, the Company advised the Staff that the Company would submit to its stockholders for their approval a proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split of its Common Stock.

     The Company believes, but cannot assure, that the Reverse Stock Split will enable the Common Stock to trade above the $1.00 minimum bid price established by the Nasdaq listing requirements for continued listing on the Nasdaq SmallCap (the "Nasdaq SmallCap Listing Requirements") and to satisfy the minimum bid price requirement for at least ten consecutive trading days thereafter.

     The Company believes that maintaining the listing of its Common Stock on the Nasdaq SmallCap is in the best interest of the Company and its stockholders. Inclusion in the Nasdaq SmallCap increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on the Nasdaq SmallCap.

     The Company also believes that the current per share price level of the Common Stock has reduced the effective marketability of the Company's shares of Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

     In addition, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

     In addition, if the Common Stock is not listed on the Nasdaq SmallCap and the trading price of the Common Stock were to remain below $1.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $1.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could further limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

     As discussed below, in the event that the Common Stock is delisted from the Nasdaq SmallCap, sales of the Common Stock would likely be conducted only in the over-the-counter market or potentially in regional exchanges. This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

     For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. There can be no assurance, however, that the Reverse Stock Split will have the desired consequences. There can also be no assurance that the market capitalization of the Common Stock after the proposed Reverse Stock Split will be equal to the market capitalization before the proposed Reverse Stock Split.

     The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company (except with respect to adjustments for fractional interests). None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock, or securities convertible into Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of the Common Stock resulting from the Reverse Stock Split will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding Common Stock immediately prior to the Effective Date.

     ADDITIONAL AUTHORIZED BUT UNISSUED SHARES

     The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split but determined that the availability of additional shares may be beneficial to the Company in the future. The number of authorized shares of Common Stock will remain at 20 million. Since the Company currently has no authorized but unissued Common Stock available, it is imperative that the Company have Common Stock available for issuance. The Company has currently made a number of contracting commitments which can only be fulfilled if the Reverse Split is approved and authorized but unissued shares become available.

     Due to delays in issuing new products, the Company has had significant cash flow issues. As a result, the Company had a number of past due payables owed. In February 2001, the Company began negotiating with some of its vendors to settle its accounts payable balance with the issuance of common stock. The agreements stated the Company would issue common stock equal to the outstanding payable balance at the average share price for a period prior to the agreement. The share price of the settlements ranges from approximately $.40 to $.30 per share. As of March 5, 2001, the Company agreed to issue approximately 1.9 million shares of common stock in settlement of $690,659 owed to a total of five vendors. The settlements are contingent upon shareholder approval of additional authorized shares. The Board of Directors has approved these settlements.

     In addition, the availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for working capital or capital expenditures or, depending on market conditions, effecting future acquisitions of other businesses, through the issuance of shares. In addition, if another party should seek to acquire or take over control of the Company and the Board does not believe such transaction is in the best interest of the Company and its stockholders, some or all of the authorized shares could be issued to another party to try to block the transaction. In this regard, it should be noted that the Common Stock has no preemptive rights.

     OTHER NASDAQ REQUIREMENTS

          In addition to the $1.00 minimum bid price per share requirement described above, the continued listing of the Common Stock on the Nasdaq SmallCap is subject to the maintenance of the other quantitative and qualitative requirements set forth in the Nasdaq SmallCap Listing Requirements. In particular, the Nasdaq SmallCap Listing Requirements require that a company currently included in the Nasdaq SmallCap meet each of the following standards to maintain its continued listing:

     Nasdaq SmallCap Market Listing Considerations:

     (1) either (a) net tangible assets of $2,000,000, (b) net income in two of the last three years of $500,000, or (c) a market capitalization of $35,000,000;

     (2)  a public float of 500,000 shares;

     (3)  a market value of public float of $1,000,000;

     (4)  a minimum bid price of $1.00 per share;

     (5)  two market makers;

     (6)  300 round lot shareholders; and

     (7)  compliance with Nasdaq corporate governance rules.

     Accordingly, the Company believes that the Reverse Stock Split represents the Company's best opportunity to remain listed on Nasdaq.

     FEDERAL INCOME TAX CONSEQUENCES

          The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

     STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

     Except as discussed below, no gain or loss should be recognized by a stockholder who receives only Common Stock in connection with the transactions contemplated by the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of Common Stock received in exchange therefor in the Reverse Stock Split. Shares of Common Stock received should have the same holding period as the Common Stock surrendered.

IMPACT ON OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

     If the Reverse Split is adopted, the number of shares that may be purchased upon exercise of options, warrants or other convertible instruments pursuant to existing stock option agreements, warrant agreements or other convertible instruments and the exercise prices thereof will be adjusted appropriately pursuant to the terms of such agreements.

OTHER EFFECTS OF THE REVERSE SPLIT

     The par value of the Common Stock will remain at $.0l per share following the Reverse Split, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased.

     If the Reverse Split is effected, the per share information and the average number of shares outstanding as presented in previously issued consolidated financial statements and other publicly available information of the Company would be restated following the Effective Date to reflect the Reverse Split.

EFFECTIVE DATE

     If Proposal 1 is adopted, an amendment of the Restated Certificate of Incorporation substantially in the form of Appendix A will be filed with the Secretary of the State of Delaware as soon after the Special Meeting as is practicable and that the effective date thereof is expected to be May 8, 2001 (the "Effective Date") . Thereupon, without any further action on the part of the Company or its stockholders, each share of the issued and outstanding Common Stock will be converted into one-fifth of a share of the New Common Stock. The Board of Directors of the Company may abandon the proposed amendment of the Certificate of Incorporation of the Company to effect the Reverse Split without further action by the Company's stockholders, at any time prior to the filing of such proposed amendment and notwithstanding adoption of such proposed amendment by the Company's stockholders.

NO FRACTIONAL SHARES

     No fractional shares of the New Common Stock will be issued to any stockholder as a result of the Reverse Split. Instead, a stockholder who would otherwise be entitled to receive a fractional share will receive, in lieu thereof, cash in an amount equal to the product of the number of shares of Common Stock which have not been reclassified into a whole share of the New Common Stock multiplied by the average closing price of the Common Stock on the five most recent business days preceding the Effective Date that the Common Stock was traded. The Company believes that the cost of purchasing such fractional shares will not be material.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each stockholder of record on the Effective Date for use in transmitting certificates representing shares of the Common Stock to the Company's transfer agent (the "Exchange Agent") The letter of transmittal will contain instructions for the surrender of certificates representing shares of the Common Stock to the Exchange Agent in exchange for certificates representing the number of whole shares of the New Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

     Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all certificates representing shares of the Common Stock, stockholders will receive a new certificate or certificates representing the number of whole shares of the New Common Stock into which their shares of the Common Stock have been reclassified as a result of the Reverse Split. Until surrendered, outstanding certificates representing shares of the Common Stock held by stockholders will be deemed for all purposes to represent the number of whole shares of the New Common Stock to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their certificates representing shares of the Common Stock to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

     Provided certificates representing shares of the New Common Stock are issued in the same name as the certificates representing shares of the Common Stock surrendered for exchange, no service charges or transfer taxes will be payable by stockholders in connection with the exchange of certificates, all expenses of which be borne by the Company.

     OTHER

     No stockholder's interest will be completely eliminated by virtue of the Reverse Split, except for those stockholders, if any, owning fewer than five shares of the Common Stock. No officer, director, associate or affiliate of the Company will derive any material benefit from the Reverse Split other than the benefits which would be enjoyed by any other person holding the same number of shares.

     NO APPRAISAL RIGHTS

     There are no appraisal rights in connection with Proposal 1 provided to dissenting stockholders under the Certificate of Incorporation or the laws of the State of Delaware.

     RECOMMENDATION AND VOTE REQUIRED

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-FIVE REVERSE SPLIT OF THE ISSUED AND OUTSTANDING COMMON STOCK SET FORTH IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE COMPANY WILL BE VOTED FOR AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO IMPLEMENT THE REVERSE SPLIT UNLESS OTHERWISE INSTRUCTED.

     Approval of the Reverse Split will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting.

                                OTHER INFORMATION
                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 1, 2001 certain information relating to the ownership of each series of the Company's equity securities by
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the class of equity security, (ii) each of the Company's Directors, (iii) each of the Company's Named Executive Officers, and
(iv) all of the Company's executive officers and Directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Unless otherwise indicated, the address for each of the principal stockholders is c/o Dental/Medical Diagnostic Systems, Inc., 6416 Variel Avenue, Woodland Hills, California 91367.




TITLE OF CLASS         NAME                                                        NUMBER OF SHARES        PERCENTAGE(1)
--------------         ----                                                      BENEFICIALLY OWNED(1)    -------------
Common Stock           Robert H. Gurevitch(2)..............................             786,358                4.1%
Common Stock           Marvin H. Kleinberg(3)..............................              27,520                 *
Common Stock           Jack D. Preston(4)..................................              53,500                 *
Common Stock           Stephen F. Ross(5)..................................              31,000                 *
Common Stock           John A. Khademi (6) ................................              24,390                 *
Common Stock           Stephen D. Weinress (7).............................             552,457                 *
Common Stock           Irwin Groner                                                       ---
Common Stock           AMRO International, S.A.(8) ........................           3,170,752               16.3%
                           Grossmuensterplatz 6, Zurich, CH 8022 Switzerland
Common Stock           Esquire Trade & Finance, Inc. (9)                                572,044                3.0%
                           P.O. Box 2154, Baar, CH 6342 Switzerland
Common Stock           Austinvest Anstalt Balzers(10)......................             689,861                3.6%
                           Landstrasse 938, 9494 Furstenturns, Balzers,
                           Liechtenstein
Common Stock           All Officers and Directors as a Group (7 Persons)(11)          1,475,225                7.5%


----------
* Less than one percent.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) Includes 33,120 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of March 1, 2001.

(3) Includes 23,520 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of March 1, 2001.

(4) Includes 41,000 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of March 1, 2001.

(5) Includes 27,000 shares of Common Stock underlying options, and 4,500 shares of Common Stock underlying warrants, which were exercisable on or which will become exercisable within 60 days of March 1, 2001.

(6) Includes 16,890 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of March 1, 2001.

(7) Includes a 92,697 warrants to purchase shares of common stock at $0.89 per share and 339,640 warrants to purchase common stock at $l.67 per share owned by L.H. Friend Weinress, Frankson & Presson, LLC, and 90,090 shares of Common Stock and 30,030 warrants to purchase shares of Common Stock at $2.22 per share owned by the Weinress Group. The Weinress Group is controlled by Stephen Weinress, the Vice-Chairman of L.H. Friend and a Director of the Company.

(8) Includes 2,856,752 shares of Common Stock and 314,000 shares of Common Stock underlying warrants, which were exercisable on or which will become exercisable within 60 days of March 1, 2001.

(9) Includes 459,044 shares of Common Stock and 113,000 shares of Common Stock underlying warrants, which were exercisable on or which will become exercisable within 60 days of March 1, 2001.

(10) Includes 576,861 shares of Common Stock and 113,000 shares of Common Stock underlying warrants, which were exercisable on or which will become exercisable within 60 days of March 1, 2001.

(11) Includes 141,530 shares of Common Stock underlying options, and 462,367 shares of Common Stock underlying warrants, which were exercisable on or which will become exercisable within 60 days of March 1, 2001.

                             SOLICITATION OF PROXIES

     It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.

                          ANNUAL REPORT ON FORM 10-KSB

     THE COMPANY'S ANNUAL REPORT, AS AMENDED ON FORM 10-KSB AND FORM 10-KSB/A, WHICH HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO STEPHEN ROSS, CHIEF FINANCIAL OFFICER, DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., 6416 VARIEL AVENUE, WOODLAND HILLS, CALIFORNIA 91367.


                                           ON BEHALF OF THE BOARD OF DIRECTORS

                                           /s/  Steven Ross

                                           Stephen Ross
                                           Chief Financial Officer


Woodland Hills, California
March 16, 2001

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

     The undersigned, a Stockholder of DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Robert H. Gurevitch and Stephen F. Ross, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders of the Company, to be held on May 7, 2001, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

     Proposal 1. To approve an amendment to the Company's Certificate of Incorporation to effect a one-to-five reverse stock split.

         [ ] FOR       [ ] AGAINST        [ ] ABSTAIN


     The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

     The undersigned acknowledges receipt of a copy of the Notice of Special Meeting and accompanying Proxy Statement dated March 16, 2001, relating to the Special Meeting.

                                  Dated:___________________, 2001

                                  Signature:_____________________

                                  Signature:_____________________
                                  Signature(s) of Stockholder(s)
                                  (See Instructions Below)

                                  The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

     [ ] Please indicate by checking this box if you anticipate attending the Special Meeting.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   OF DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.